NUMBER 0

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

GREEN MOUNTAIN RECOVERY, INC.

99,000,000 COMMON SHARES WITH A PAR VALUE OD $.0001

This Certifies that SPECIMEN is the owner of fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____ day of ____ 20 ____

SECRETARY

PRESIDENT

EXPLANATION OF ABBREVIATIONS

The following abbreviations, when used in the inscription of ownership on the face of this certificate, shall be construed as if they were written out in full according to applicable laws or regulations. Abbreviations, in addition to those appearing below, may be used.

JT TEN	As joint tenants with right of survivorship and not as tenants in common	TEN ENT	As tenants by the entireties
		UNIF GIFT MIN ACT	Uniform Gifts to Minors Act
TEN COM	As tenants in common	CUST	Custodian for

For Value Received, ______ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ] ______________________________

______________________________ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________ 20___

In presence of

______________________________ ______________________________

NOTICE THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER